Exhibit 10.01

LOAN AGREEMENT

Dated as of December 15, 2003

by and between

COLONIAL BANK,

as the lender,

ARCHON CORPORATION, a Nevada corporation,

as the borrower, and

SAHARA LAS VEGAS CORP., a Nevada corporation,

as a guarantor

INDEX

Section	Page Number

Section 1 – Definitions	Page 3

Section 2 – Description of Property and Loan	Page 5

Section 3 – Loan Proceeds	Page 5

Section 4 – Disbursement Procedures and Amounts	Page 5

Section 5 – Disbursement Conditions	Page 6

Section 6 – Right to Inspect Property	Page 8

Section 7 – Representations and Warranties of Borrower	Page 8

Section 8 – Covenants of Borrower	Page 10

Section 9 – Default by Borrower	Page 13

Section 10 – Remedies	Page 14

Section 11 – Miscellaneous	Page 15

Section 12 – Release Price	Page 18

LOAN AGREEMENT

This LOAN AGREEMENT (“Agreement”) is dated and effective as of December 15, 2003, between ARCHON CORPORATION, a Nevada corporation (the “Borrower”), SAHARA LAS VEGAS CORP., a Nevada corporation (“Sahara Las Vegas”), and COLONIAL BANK (“Lender”).

WITNESSETH:

A. Pursuant to the terms of this Agreement, Lender has agreed to make an acquisition Loan to Borrower in the principal amount of EIGHTEEN MILLION AND NO/100 DOLLARS ($18,000,000.00) or so much thereof as may be advanced (the “Loan”).

B. The Borrower’s obligations to pay the Loan shall be evidenced by a promissory note (“Note”), executed in favor of Lender by Borrower, payable to the order of Lender, and secured by a Deed of Trust and Security Agreement With Assignment of Rents and Fixture Filing (“Deed of Trust”) on the real property (“Property”) described on attached Exhibit “A”, executed in favor of Lender by Sahara Las Vegas, and the personal property now or in the future located on the Property that is owned by Sahara Las Vegas, all of even date herewith (The Deed of Trust and all financing statements, this Loan Agreement, any guaranties of payment or completion required by Lender, and any other collateral documents required by Lender in connection with the Loan (defined below) are collectively called the “Security Documents”).

C. The terms and conditions of the Note and all Security Documents shall be in form and substance satisfactory to Lender.

NOW, THEREFORE, for valuable consideration, Borrower and Lender agree that the following terms and conditions govern the Loan:

1. Definitions. The following definitions shall be used in this Agreement:

“Agreement” shall mean this Acquisition Loan Agreement, by and between the Lender and the Borrower, of even date herewith.

“Lender” shall mean COLONIAL BANK.

“Borrower” shall mean ARCHON CORPORATION, a Nevada corporation.

“DCR” shall have the meaning for that term set forth in Section 8 of this Agreement.

“Deed of Trust” shall have the meaning for that term set forth in Paragraph B of the Recitals of this Agreement.

“Environmental Laws” means all applicable federal, state and local laws pertaining to air and water quality, hazardous waste, waste disposal, underground storage tanks and other environmental matters, including, but not limited to, the Clean Water, Clean Air, Federal Water Pollution Control, Solid Waste Disposal, Resource Conservation Recovery and Comprehensive Environmental Response, Compensation and Liability Acts, and any applicable laws of the State of Nevada, and the rules, regulations and ordinances of Clark County, the agencies of the government of the State of Nevada, the Environmental Protection Agency, the U.S. Fish and Wildlife Service and all applicable federal, state and local agencies and bureaus.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“Event of Default” shall have the meaning for that term set forth in Section 9 of this Agreement.

“Guarantor” shall have the meaning for that term set forth in Section 5.

“Hazardous Materials” means any substance, material, or waste which is or becomes regulated by any local governmental authority, the State of Nevada, or the United States Government or agency or instrumentality thereof, or which is otherwise regulated or defined as a “hazardous waste”, “extremely hazardous waste”, or such other similar classification under any Environmental Law.

“Loan” shall have the meaning set forth for that term in Paragraph A of the Recitals of this Agreement.

“Loan Proceeds” shall have the meaning for that term set forth in Section 3 of this Agreement.

“Maturity Date” shall have the meaning for that term set forth in Section 4.2 of this Agreement.

“Note” shall have the meaning set forth for that term in Paragraph B of the Recitals of this Agreement.

“Property” shall have the meaning set forth for that term in Paragraph B of the Recitals of this Agreement.

“Security Documents” shall have the meaning set forth for that term in Paragraph B of the Recitals of this Agreement.

“Title Company” shall have the meaning for that term set forth in Section 5.1(b) of this Agreement.

“Title Policy” shall have the meaning for that term set forth in Section 5.1(c) of this Agreement.

2. Description of Property and Loan. Borrower will use the Loan Proceeds to acquire certain assets.

3. Loan Proceeds. The proceeds of the Loan available to be advanced to Borrower (the “Loan Proceeds”) are the original principal amount of the Note less closing costs and expenses set forth in a loan closing statement prepared in connection with the Loan (as agreed by and between the Lender and the Borrower). The Loan Proceeds will be disbursed to Borrower subject to the terms of this Agreement.

4. Disbursement Procedures and Amounts.

4.1 Interest on Loan. Interest on the Loan shall accrue at the non-default rate specified in the Note. At maturity or the acceleration of the Loan, or upon the occurrence of an Event of Default, interest on the then outstanding principal balance of the Loan shall accrue at the default rate specified in the Note.

4.2 Principal. Borrower shall pay the outstanding principal amount of the Loan in accordance with the Note. The entire outstanding principal amount of the Loan, together with all accrued and unpaid interest and all other amounts owed by Borrower to Lender in connection with the Loan, shall be due and payable in full on the maturity date stated in the Note (the “Maturity Date”), unless sooner payable pursuant to the terms of this Agreement, by reason of acceleration of the Maturity Date or otherwise. Notwithstanding anything herein to the contrary, if Borrower sells or conveys any interest in that certain real property owned by Borrower and generally located at the corner of Rainbow Boulevard and Loan Mountain Road, Las Vegas, Nevada, all of the proceeds from such sale and/or conveyance shall be applied by Borrower to the principal balance of the Note, net of reasonable and customary sales commissions and expenses associated with such transactions in Clark County, Nevada.

4.3 Additional Security. Borrower unconditionally and absolutely assigns and grants to Lender, as additional security for the performance of Borrower’s obligations under this Agreement, a security interest in the proceeds of the Note and each Security Document, Borrower’s interest in all Loan funds held by the Lender, whether or not disbursed, all further unconditionally and absolutely assigns to Lender all funds deposited by Borrower with Lender in the Interest Account and all other funds deposited by Borrower with Lender under this Agreement and all reserves, deferred payments, deposits, refunds, cost savings, and payments of any kind, relating to the Property. Upon any default of Borrower, Lender may use any of the foregoing for any purpose for which Borrower could have used them under this Agreement or with respect to the financing of the Property. Lender will also have all other rights and remedies as to any of the foregoing that are provided under applicable law or in equity.

5. Disbursement Conditions. Prior to the advance of any part of the Loan hereunder, Borrower and/or Sahara Las Vegas, as the case may be, shall, upon request, be required to submit to Lender the following each in form and content approved by Lender (unless Lender has waived any such consent in writing):

(a) This Agreement (executed by both Borrower and Sahara Las Vegas), the Note (executed by Borrower), the Deed of Trust (executed by Sahara Las Vegas, and which must be duly recorded), any financing statements required by Lender (which must be duly filed) and all other Security Documents and appropriate resolutions to borrow executed by Borrower, Sahara Las Vegas and the non-individual Guarantors, all duly executed by the respective parties.

(b) A preliminary title report, issued by a title insurance company acceptable to Lender (“Title Company”) relating to the Property and showing all exceptions to title.

(c) An ALTA Lender’s extended coverage policy of title insurance (“Title Policy”) issued by Title Company at Borrower’s expense upon recordation of the Deed of Trust (or assurance satisfactory to Lender from the Title Company that the Title Policy will be issued), which Title Policy shall be in liability amount and form satisfactory to Lender. This Title Policy must show the Deed of Trust as first lien on the Property, subject only to exceptions approved in writing by Lender, and shall have attached any endorsements required by Lender.

(d) An assignment of all tenant leases, equipment leases and management contracts for the Property, if any. Sahara Las Vegas acknowledges and agrees that all tenant leases are subject to the Lender’s prior written approval, as to form, substance and credit worthiness of the prospective tenant. Sahara Las Vegas further acknowledges and agrees that Sahara Las Vegas will not agree to any material amendment to any existing or future tenant lease without the prior written approval of Lender.

(e) Evidence satisfactory to Lender that all required approvals pertaining to the Property, including all necessary permits, licenses, or consents of governmental authorities having jurisdiction over the Property have been obtained and remain in force and effect, and that the Property is suitably zoned for its intended use.

(f) Guarantees of the Loan, in such form and content as Lender may require in the sole and absolute exercise of its discretion, executed by Sahara Las Vegas, LICO, a Nevada corporation, PAUL W. LOWDEN, and SUE LOWDEN (collectively, the “Guarantor”).

(g) Payment by Borrower of a “loan fee” in the amount of $180,000.00, which fee is payable as a condition precedent to the making of the Loan. All such loan fees shall be deemed fully earned when paid and shall be non-refundable.

(h) A Phase 1 environmental assessment of the Property, an environmental use questionnaire relating to the Property, other data, materials and information relating to the environmental condition and status of the Property, and such further environmental assessments, soils reports, investigations, reviews and studies as may be reasonably necessary to verify that the Property is free from Hazardous Materials (defined below) contamination.

(i) An appraisal of the Property, satisfactory to Lender in the sole and absolute exercise of its discretion, showing the value of the Property to be at least an amount sufficient to maintain a stabilized “loan to value ratio” of no more than 35%.

(j) There shall have been recorded in the Official Records of Clark County, Nevada, with respect to the Property, all subdivision and parcel maps required by Nevada law with respect to the Property.

(k) Lender shall have approved the form and substance of all conditions, covenants and restrictions, recorded or to be recorded in the Official Records of Clark County, Nevada, that govern the Property (Borrower and Sahara Las Vegas further agree that no conditions, covenants and restrictions shall be so recorded without Lender’s prior written consent).

(l) A soils report, prepared by an environmental consultant or engineer acceptable to Lender, stating that the condition of the soils in and on the Property is acceptable for the improvements located on the Property.

(m) Certification from the appropriate governmental agency as to the propensity for flooding on and around the Property.

(n) Issuance by the Title Company of a title policy and reasonable endorsement(s), at Borrower’s/Sahara Las Vegas’ expense, with the Borrower/Sahara Las Vegas and the Lender to agree to such endorsements as part of escrow instructions to be given by them at such time as the Deed of Trust is recorded in the official records of the Clark County, Nevada, recorder.

(o) A certificate of an architect or other consultant for the Property acceptable to Lender that the improvements located on the Property (if any) have been completed in accordance with all applicable laws, ordinances and regulations and that all required utilities, services, streets and other off-site improvements are complete and adequate to service the Property as completed.

(p) Copies of Borrower’s, Sahara Las Vegas’ and each non-individual Guarantor’s articles of incorporation and bylaws, and evidence of their respective good standing to do business in the State of Nevada.

(q) Legal opinions, issued by counsel for Borrower, Sahara Las Vegas and each Guarantor, respectively, in such form and content as Lender may require, providing i) that neither the Borrower nor the Guarantors have any personal liability for the obligations of Borrower that are secured by real property located in Massachusetts or Maryland, ii) that the execution of the Deed of Trust and the conveyance made thereby are fully enforceable and do no create a fraudulent transfer on the part of Sahara Las Vegas, iii) that the transaction evidenced by this Agreement and the other Security Documents has been authorized by the respective governing organizational documents for Borrower, Sahara Las Vegas and each non-individual Guarantor, and that the persons signing on behalf of each such entity are duly authorized to do so, and iv) for such other matters as Lender may require.

(r) Such other information and documents as Lender may require from Borrower.

6. Right to Inspect Property. Lender, or parties designated by Lender, shall have the right to enter upon and inspect the Property from time to time at all reasonable times, upon reasonable notice, for the purpose of determining that the terms and conditions of this Agreement are being observed. Lender is under no obligation to construct or supervise the Property and any inspection by Lender of the Property is for the sole purpose of protecting the security of Lender. Borrower will make or cause to be made such other independent inspections as it may desire for its own protection and Borrower will rely on its own judgment with respect to the Property.

7. Representations and Warranties of Borrower. Borrower and Sahara Las Vegas, in addition to all other representations made and warranties given herein, each represents and warrants to Lender as follows:

(a) No condemnation or eminent domain proceeding has been commenced or, to the knowledge of Borrower and/or Sahara Las Vegas, threatened against the Property.

(b) Neither Sahara Las Vegas nor Borrower have no knowledge of any notices or violations of federal or state law or municipal ordinances, including without limitation any Environmental Laws (defined below), or orders or requirements of any governmental body or authority to whose jurisdiction the Property is subject.

(c) The execution, delivery and performance of the transactions contemplated by this Agreement, the Note and the Security Documents will not conflict with or result in a breach of the terms or provisions of any existing law, regulation or order of any court or governmental body or authority, or any other document, instrument or agreement to which Borrower or Sahara Las Vegas is a party or is bound.

(d) This Agreement, the Note and the Security Documents to which Borrower and/or Sahara Las Vegas is a party will be validly executed and delivered by Borrower and Sahara Las Vegas, respectively, and will constitute the legal, valid and binding obligations of Borrower and Sahara Las Vegas, respectively, enforceable against it in accordance with their respective terms.

(e) There are no actions or proceedings pending or threatened against Borrower or Sahara Las Vegas, any real property or project owned by Borrower or Sahara Las Vegas, or the Property, other than such as may arise in the ordinary course of business, which may in any manner whatsoever substantially affect the validity, priority or enforceability of the Agreement, the Note or the Security Documents or the construction, use, occupancy and operation of the Property or any part thereof.

(f) Except as otherwise disclosed by Borrower or Sahara Las Vegas to Lender, neither Borrower nor Sahara Las Vegas, nor to the best of Borrower’s and Sahara Las Vegas’ knowledge, any previous owner, tenant, occupant or user of the Property used, generated, released, discharged, stored or disposed of any Hazardous Materials (defined below) on, under, in or about the Property, or transported any Hazardous Materials to or from the Property.

(g) The Property complies with or shall comply with, as required, the federal Endangered Species Act and all Environmental Laws, and the Americans With Disability Act.

(h) To the best of Borrower’s and Sahara Las Vegas’ knowledge, there is no fact which Borrower has not disclosed to Lender in writing which materially adversely affects or, so far as Borrower can now foresee, will materially adversely affect the Property or the ability of Borrower or Sahara Las Vegas, respectively, to perform any of their obligations arising under this Agreement.

(i) All financial information furnished to Lender by Borrower and Sahara Las Vegas, or their representatives with respect to Borrower and Sahara Las Vegas in connection with the Loan (i) is complete and correct in all materials respects, (ii) accurately represents the financial condition of Borrower and Sahara Las Vegas, respectively, at the date of issuance and (iii) has been prepared in accordance with generally accepted accounting principles, consistently applied. Neither Borrower nor Sahara Las Vegas have any material or contingent liability not disclosed to Lender in writing and there is no material lien, claim, charge or other right of others of any kind (including liens or retained security titles of conditional vendors) or any property of Borrower or Sahara Las Vegas not disclosed in such financial statements or otherwise disclosed to Lender in writing.

(j) There has been no material adverse change in the condition, financial or otherwise, of Borrower and Sahara Las Vegas since the dates of the latest financial statements furnished to Lender by Borrower. Since those dates, neither Borrower nor Sahara Las Vegas have entered into any material transaction not disclosed in such financial statements or otherwise disclosed to Lender in writing.

(k) Borrower and Sahara Las Vegas, respectively, have filed all required federal, state and local tax returns and has paid all property taxes and other taxes due (including interest and penalties, but subject to lawful extensions disclosed to Lender) with respect to Borrower, Sahara Las Vegas or the Property, other than taxes being promptly and actively contested in good faith and by appropriate proceedings. Sahara Las Vegas is maintaining adequate reserves for tax liabilities (including contested liabilities).

(l) Neither Borrower nor Sahara Las Vegas currently use any trade name other than their actual name. For purposes of this Agreement, Borrower’s and Sahara Las Vegas’ principal place of business is at its address shown below.

(m) Sahara Las Vegas has good and marketable title to the Property, and the lien of the Deed, of Trust shall be a first position lien, with the exception of those encumbrances disclosed by the Title Company to Lender.

(n) Borrower and Sahara Las Vegas shall each maintain their status as a corporation organized, in good standing and qualified to do business in the State of Nevada.

The above representations and warranties and any representations and warranties made by Borrower and Sahara Las Vegas in Borrower’s application for the Loan or any loan commitment issued by Lender shall survive the making and repayment of the Loan.

8. Covenants of Borrower. In addition to any other obligations and duties of Borrower and Sahara Las Vegas hereunder, Borrower and Sahara Las Vegas, respectively, each covenants as follows:

(a) Borrower and Sahara Las Vegas shall give notice immediately to Lender of any notice of any claim made by any party arising in connection with or against the Property, Sahara Las Vegas or Borrower.

(b) Unless Lender otherwise agrees in writing, Borrower shall use all Loan Proceeds solely for expenditures relating to term financing secured by the Property.

(c) Sahara Las Vegas shall comply with, and keep in effect, all permits and approvals obtained from any governmental bodies that relate to the lawful use of the Property and to comply with all existing and future laws, regulations, orders and requirements of all governmental, judicial, or other legal authorities having jurisdiction over the Property, and with all recorded restrictions affecting the Property.

(d) Sahara Las Vegas shall not, without Lender’s prior written consent, purchase or install materials, equipment, fixtures, or articles or personal property placed in or on the Property under any security agreement or other agreement in which the seller reserves or purports to reserve title or the right of removal or repossession, or the right to consider them personal property after their incorporation in the work of construction, unless authorized by Lender in writing.

(e) Upon Lender’s demand, Borrower and/or Sahara Las Vegas shall pay and discharge all claims and liens for labor done and materials and services furnished in connection with the Property. Sahara Las Vegas will have the right to contest in good faith any claim or lien, provided that it does so diligently and without prejudice to Lender. Upon Lender’s request, Sahara Las Vegas will promptly provide a bond, cash deposit, or other security reasonably satisfactory to Lender to protect Lender’s interest and security should the contest be unsuccessful.

(f) In addition to any insurance requirements set forth in the Deed of Trust (which shall control in the event of a conflict between the terms of this Agreement and the Deed of Trust),

Borrower and Sahara Las Vegas (with respect to personal property owned by Borrower and/or Sahara, Las Vegas) shall maintain in force, until full payment of the Loan, all insurance required by law or the lender, flood insurance, business interruption insurance, worker’s compensation insurance public liability insurance (in an amount of not less than the amount Lender may require in the reasonable exercise of its discretion), and builder’s all risk insurance with course of construction endorsement (in an amount of not less than the amount Lender may require in the reasonable exercise of its discretion). The policies must be approved by Lender as to amounts, form, risk coverage, deductibles, insurer, and loss payable and cancellation provisions. Lender’s approval, however, shall not be a representation of the solvency of any insurer or the sufficiency of any amount of insurance. All such policies shall, in Lender’s sole and absolute discretion, name the Lender as an additional loss payee or shall include a mortgagee endorsement acceptable to Lender. The Lender may, in the reasonable exercise of discretion, alter the insurance required under the terms of this Agreement, the Deed of Trust or the Security Documents pursuant to the terms of such reports. Sahara Las Vegas shall also maintain workmen’s compensation insurance in adequate amounts to the extent required by Nevada law.

(g) Sahara Las Vegas shall comply with, and cause the use and operation of the Property, and all activities on the Property or with respect to the Property, at all times, to comply with all applicable Environmental Laws. Neither Borrower nor Sahara Las Vegas shall cause or permit the presence, use, generation, release, discharge, storage or disposal of any Hazardous Materials on, under, in or about, or the transportation of any Hazardous Materials to or from, the Property, except for any such Hazardous Materials, the use or presence of which are necessary or customary in projects similar to the Property, provided that and such use or presence shall occur only under and in compliance with any required governmental permits and otherwise fully comply at all times with all applicable local, state and federal laws and regulations relating to such use or presence.

(h) Sahara Las Vegas shall at all times comply with the provisions of the federal Endangered Species Act and the Americans with Disabilities Act, as the application of such Acts may affect the development and use of the Property.

(i) Borrower shall pay Lender on demand any expenses suffered, incurred or paid by Lender which relate to the negotiation, preparation, execution, delivery, administration, modification, performance, enforcement and interpretation of the Loan, this Agreement and any related matters or the exercise or defense of Lender’s rights and actions hereunder, or which relate to the Note or the Security Documents, including without limitation, any charges for surveys, appraisals and inspections, and reasonable attorneys’ fees, costs or expenses arising out of any of the foregoing.

(j) Borrower shall comply in all material respects with all laws, regulations and ordinances and requirements of all government agencies and all third parties relating to Borrower, the Property or Borrower’s business thereon.

(k) Borrower and/or Sahara Las Vegas shall promptly pay prior to delinquency all general and special real property taxes and assessments imposed against the Property and all other taxes, license fees and assessments imposed on Borrower, Sahara Las Vegas or the Property.

(l) Sahara Las Vegas shall maintain complete books of account and other records reflecting its operations (in connection with any other businesses as well as with respect to the Property).

(m) Borrower and Sahara Las Vegas shall each execute and acknowledge, or cause to be executed and acknowledged, and delivered to Lender all documents, and take all actions, reasonably required by Lender from time to time to confirm the rights created or now or hereafter intended to be created under this Agreement, the Note or any other Security Document, to protect and further the validity, priority and enforceability of the Security Documents, to subject to the Security Documents any property intended by the terms of this Agreement, the Note or any Security Document to be covered by the Security Documents, or otherwise to carry out the purposes of this Agreement and the transactions contemplated hereunder.

(n) Borrower and Sahara Las Vegas shall each give notice to Lender, within ten (10) days of Borrower’s learning thereof, of each of the following:

(i) any litigation or claim affecting or relating to the Property (which materially and adversely affects the Borrower’s or Sahara Las Vegas’ ability to perform its obligations under this Agreement, the Note or the other Security Documents) and involving an amount in excess of $10,000.00; and any litigation or claim that would materially and adversely affect the Borrower’s or Sahara Las Vegas’ ability to perform its obligations under this Agreement, the Note or the other Security Documents;

(ii) any dispute between Borrower or Sahara Las Vegas and any governmental agency relating to the Property, the adverse determination of which might materially affect the Property;

(iii) any trade name hereafter used by Borrower or Sahara Las Vegas and any change in Borrower’s or Sahara Las Vegas’ principal place of business;

(iv) the creation or imposition of any mechanic’s lien or any other lien against the Property;

(v) any Event of Default or event which, with the giving of notice or the passage of time or both, would constitute an Event of Default;

(vi) any material default by Borrower Sahara Las Vegas or any other party under any contract or Agreement with respect to the Property; and

(vii) any material adverse change in the financial condition of Borrower from the most recent financial statements of Borrower delivered to Lender.

(o) Borrower’s Financial Statements. Borrower shall furnish to Lender, within one hundred twenty (120) days following the close of each fiscal year of Borrower, a copy of the annual audited financial statement of Borrower, prepared in such form and substance as Lender may require, and (if required by Lender) audited by an accountant or accountants acceptable to Lender. Borrower agrees and authorizes Lender and such accountant or accountants to, if Borrower is unable to provide Lender information concerning Borrower’s financial statements that Lender deems necessary, communicate directly with respect to Borrower’s records, audits and financial statements. In addition, Borrower shall furnish to Lender, within ninety (90) days of the end of each fiscal quarter, an interim financial statement, prepared in such form and content as Lender may require.

(p) Guarantor’s Financial Statements. Borrower shall furnish to Lender, within one hundred twenty (120) days following the close of each calendar year, a copy of the then-current financial statement for each Guarantor, prepared in such form and substance as Lender may require.

(q) PHI Financial Statements. Borrower shall furnish to Lender, within one hundred twenty (120) days following the close of each fiscal year, a copy of the then-current financial statement for Pioneer Hotel Inc., a Nevada corporation (“PHI”), prepared in such form and substance as Lender may require. In addition, Borrower shall furnish to Lender, within ninety (90) days of the end of each fiscal quarter, an interim financial statement for PHI, prepared in such form and content as Lender may require.

(r) Borrower’s/Guarantors’ Tax Returns. Borrower and each Guarantor, respectively, shall furnish to Lender, within thirty (30) days of filing, copies of its Federal tax returns, along with all schedules and attachments thereto, and extensions relating thereto (as applicable).

(s) Debt Coverage Ratio. The Borrower’s DCR shall not be less than 1.25 to 1.0. For purposes of this Agreement, the term “DCR” shall mean the ratio of earnings (before interest, taxes, depreciation and amortization, and net of investment properties distribution) to the current portion of long term debt plus interest (net of investment properties). The DCR shall be measured quarterly, on a rolling four-quarter basis.

(t) Other information. In addition to the information required above, Borrower and Sahara Las Vegas shall each provide to Lender such other information or documents as Lender may reasonably require.

(u) No Additional Borrowing. Neither Borrower nor any subsidiary of Borrower shall incur any additional indebtedness, outside the ordinary course and scope of such entity’s business, without the prior written consent of Lender.

9. Default by Borrower. The occurrence of any of the following events shall constitute an Event of Default under this Agreement:

(a) Borrower fails to make any payment of interest or principal when due under the Note.

(b) Borrower or Sahara Las Vegas fails to make any deposit of funds required under this Agreement within ten (10) days after written notice from Lender.

(c) Borrower or Sahara Las Vegas fails to comply with any other covenants contained in this Agreement that calls for the payment of money and does not cure that failure within ten (10) days after notice from Lender.

(d) Borrower or Sahara Las Vegas fails to comply with any covenant contained in this Agreement, and does not cure that failure within ten (10) days after notice from Lender.

(e) A petition in bankruptcy is filed by or against Borrower, Sahara Las Vegas or any Guarantor, or a receiver or trustee of any property of Borrower or any guarantor is appointed, or Borrower, Sahara Las Vegas or any Guarantor files a petition for an arrangement under any provisions of federal, or state bankruptcy or receivership laws, or any other law, state or federal (unless, in any such case, such petition is dismissed within ninety (90) days of filing), or makes an assignment for the benefit of creditors or is adjudged insolvent by any state or federal court.

(f) A default occurs under the Note and/or any other Security Documents.

(g) All or any material portion of the Property is condemned, seized or appropriated by any governmental agency.

(h) The Property is materially damaged or destroyed by fire or other casualty to such an extent that Lender reasonably concludes that funds derived from insurance proceeds, if any (collectively, “Available Proceeds”), will not be sufficient to pay in full the costs of repair, reconstruction and completion (if applicable) of the Property and Borrower fails to deposit with Lender within twenty (20) days after written request therefor, an amount sufficient to pay the difference between estimated costs of repair, reconstruction and completion (if applicable) and the Available Proceeds.

(i) Borrower, Sahara Las Vegas or any Guarantor is dissolved, liquidated or terminated, or Borrower or any Guarantor is sold or otherwise transferred (or all of substantially all of the assets of Borrower or any Guarantor) are sold or otherwise transferred without Lender’s prior written consent.

(j) Any guaranty of Borrower’s or obligations hereunder is repudiated, revoked or terminated without Lender’s prior written consent, or any Guarantor claims that its guaranty is ineffective or unenforceable, in whole or in part, and for any reason, with respect to amounts then outstanding or amounts that might in the future be outstanding, and Borrower fails to provide Lender, within sixty (60) days thereafter, with a substitute guaranty reasonably acceptable to Lender.

(k) Any individual Guarantor of any of Borrower’s obligations hereunder dies and Borrower fails to provide Lender, within sixty (60) days thereafter, with a substitute guaranty reasonably acceptable to Lender.

(l) Borrower or any Guarantor defaults in any obligation to Lender, other than in connection with the Loan, subject to any applicable cure period.

(m) Any representation or warranty made by Borrower or Sahara Las Vegas in connection with this Agreement, or any document or agreement made or submitted in connection with this Agreement, is materially false or misleading.

10. Remedies. If any one or more Events of Default shall have occurred and shall continue beyond the expiration of the applicable cure period, if any, specified for such Event of Default, Lender shall have the right and power, all in the sole discretion of Lender, to exercise one or more of the following remedies.

(a) To declare the entire principal balance of the Note then due and payable.

(b) To enter upon the Property, in its own right or by court appointed receiver, and operate the Property.

These remedies are in addition to any other remedies which Lender may have hereunder or under the Note, the Deed of Trust or any other Security Documents, at law or in equity, including the right to foreclose any security for Borrower’s obligations under this Agreement, all in such order and manner as Lender may determine in its sole and absolute discretion.

In connection with any construction undertaken pursuant to the provisions of this section, Lender may (i) engage builders, contractors, architects, engineers and others for the purpose of furnishing labor, materials and equipment in connection with the Property; (ii) pay, settle or compromise all bills or claims which are or may become liens against the Property or which have been or shall be incurred in any manner in connection with equipping the Property; and (iii) take such action hereunder, or refrain from acting hereunder, as Lender may, in its sole discretion, from time to time, determine to be necessary or desirable to carry out the intent of this section. All sums paid or incurred by Lender directly or indirectly in connection with equipping the Property, however incurred, shall be repaid by Borrower and Sahara Las Vegas to Lender upon demand, with interest at the same rate as is provided in the Note to the date of payment, and until so repaid shall be secured by the Deed of Trust and other Security Documents.

11. Miscellaneous.

(a) Waiver of Breach. Lender’s rights and remedies under this Agreement, the Note and the Security Documents are cumulative and in addition to all rights and remedies provided by law or in equity from time to time. The exercise by Lender of any right or remedy shall not constitute a cure or waiver of any default, nor invalidate any notice of default or any act done pursuant to any such notice, nor prejudice Lender in the exercise of any other right or remedy. No waiver of any action shall be implied from any omission by Lender to take action on account of such default if such default persists or is repeated. No waiver of any default shall affect any default other than the default expressly waived, and any such waiver shall be operative only for the time and to the extent stated. No waiver of any provision of this Agreement, the Note or any Security Document shall be construed as a waiver of any subsequent breach of the same provision. Lender’s consent to or approval of any act by Borrower or Sahara Las Vegas requiring further consent or approval shall not be deemed to waive or render unnecessary Lender’s consent to or approval of any subsequent act. Lender’s acceptance of a late performance of any obligation shall not constitute a waiver by Lender of the right to require prompt performance of all further obligations; Lender’s acceptance of any performance following the sending or filing of any notice of default shall not constitute a waiver of Lender’s right to proceed with the exercise of its remedies for any unfulfilled obligations; and Lender’s acceptance of any partial performance shall not constitute a waiver by Lender of any rights relating to the unfulfilled portion of the applicable obligation.

(b) Notices. Except as otherwise provided by law, any notice, request, demand, consent, approval or other communication (“Notice”) provided or permitted under this Agreement, or any other instrument contemplated hereby, shall be in writing, signed by the party giving such Notice and shall be given by personal delivery to the other party or by United States certified or registered mail, postage prepaid, return receipt requested, addressed to the party for whom it is intended at its address as set forth in the Deed of Trust. Unless otherwise specified, Notice shall be deemed given when received, but if delivery is not accepted, on the earlier of the date delivery is refused or the third day after same is deposited in any official United States Postal Depository. Any party from time to time, by Notice to the other parties given as above set forth, may change its address for purpose of receipt of any such communication.

(c) Assignment. The provisions hereof shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, administrators, executors, successors, and assignees; PROVIDED, HOWEVER, that this Agreement shall be personal to Borrower and Sahara Las Vegas, respectively, and no assignment by Borrower or Sahara Las Vegas of any of their rights under this Agreement is permitted and no such assignment shall be binding upon Lender or of any effect unless the prior written consent of Lender to such assignment has first been procured and payment of such assumption fees as Lender may require.

(d) Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, understandings and agreements between the parties hereto.

(e) Severability. It is understood and agreed by the parties hereto that if any part, term or provision of this Agreement is held by any court to be illegal or invalid, the legality and validity of the remaining portions or provisions shall not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

(f) Interpretation. The section headings set forth in this Agreement are for the purpose of convenience to and ready reference by the parties. It is agreed and understood by the parties that such headings shall not be deemed to define, limit or extend the scope or intent of the sections to which they pertain. Whenever the context requires, all words used in the singular will be construed to have been used in the plural and vice versa, and each gender will include any other gender.

(g) Incorporation. The preamble, exhibits and schedules attached hereto are hereby incorporated into this Agreement and made a part hereof.

(h) Performance By Lender. If Borrower or Sahara Las Vegas, as the case may be, shall fail to perform any obligation hereunder that requires the payment of money, Lender may perform such obligation upon fifteen (15) days’ written notice to Borrower and Sahara Las Vegas (unless Lender shall in its sole discretion determine that the security for the Loan is imminently threatened or impaired by such failure, in which case no such prior notice is required), and any sums expended by Lender pursuant to this subsection shall be deemed to be advances under the Loan and shall bear interest until repaid at the default rate of interest specified in the Note.

(i) Costs and Expenses. If any lawsuit is commenced to enforce or interpret any of the terms of this Agreement, the prevailing party shall have the right to recover its reasonable attorneys’ fees and costs of suit from the other party.

(j) Consistency. The terms of this Agreement, the Note and the Security Documents supersede any inconsistent terms of Lender’s loan commitment to Borrower, if any; provided, that all obligations of Borrower under the commitment to pay any fees to Lender or any costs and expenses relating to the Loan or the commitment shall survive the execution and delivery of this Agreement, the Note and the Security Documents. The terms of this Agreement supersede any inconsistent terms of the Note or the Security Documents.

(k) Third Party Consultants. If there is an Event of Default, and if reasonably required by Lender, Lender may hire such third-party consultants as it deems reasonably necessary, the costs of which shall be paid by Borrower, to perform such other services contemplated by this Agreement as may, from time to time, be required by Lender.

(l) No Third Party Beneficiaries. This Agreement is made for the sole protection and benefit of Lender and Borrower and their successors __d assigns. No trust fund is created by this Agreement and no other persons or entities will have any right of action under this Agreement or any right to the Loan funds.

(m) Relationship. Nothing herein shall be construed to constitute Lender and Borrower a partnership or joint venture, or Lender an agent of Borrower, it being agreed that the sole relationship between Lender and Borrower shall be that of lender and borrower.

(n) Governing Law. It is understood and agreed by the parties that this Agreement is made in the State of Nevada and that the laws of the State of Nevada shall govern the legality, validity, construction, interpretation and effect of this Agreement.

(o) Participations. Lender may grant participations in the Loan and the Note and Security Documents at any one time and may furnish any participant or prospective participant with all documents and information relating to Borrower and the Loan that Lender deems advisable in connection therewith. Borrower’s and Sahara Las Vegas’ indemnity obligations under this Agreement, the Note and the Security Documents shall also apply with respect to any participant and the directors, officers, agents and employees of any participant.

(p) Cure Periods. All cure periods provided for herein or in the Note, the Deed of Trust or the Security Documents, shall run concurrently with any statutory cure periods.

(q) Jury Trial Waiver. Borrower and Lender hereby waive their respective rights to a trial by jury in any action or proceeding based upon, or related to, the subject matter of the Note, the Deed of Trust, this Agreement or the other Security Documents. This waiver is a knowing, intentional and voluntary waiver made by Borrower and Lender, and Borrower acknowledges that neither Lender nor any person acting on behalf of Lender has made any representations of fact to induce this waiver of trial by jury on in any way to modify or nullify its effect. Borrower and Lender acknowledge that this waiver is a material inducement to enter into a business relationship, that each of them has already relied on this waiver and that each of them will continue to rely on this waiver.

(r) Waivers. To the extent permitted by law, Borrower and Sahara Las Vegas each hereby waives and relinquishes: (i) the defense of the statute of limitations in any action hereunder or in any action for the collection of any indebtedness or the performance of any obligation arising in connection with the Note; (ii) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other person or persons or the failure of Lender to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other person or persons; (iii) demand, protest and notice of any kind; (iv) any defense based upon an election of remedies by Lender, including, without limitation, the marshaling of assets (or any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal); (v) any defense arising because of Lender’s election, in any proceeding instituted under the Federal Bankruptcy Code, of the application of Section 1111 (b) of the Federal Bankruptcy Code; (vi) any defense based on any borrowing or grant of a security interest under Section 364 of the Federal Bankruptcy Code; (vii) any defense based upon an election of remedies by Lender, including, without limitation, any election to proceed by judicial or non-judicial foreclosure of any security, whether real property or personal property security, or by deed in lieu thereof, and whether or not every aspect of any foreclosure sale is commercially reasonable, or any election of remedies.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate as of the day and year first above written.

BORROWER: ARCHON CORPORATION, a Nevada corporation

By:	/s/ PAUL W. LOWDEN

Paul W. Lowden, President

Address:	3993 Howard Hughes Parkway, Suite #630 Las Vegas, Nevada 89109 Attention: President

SAHARA LAS VEGAS CORP., a Nevada corporation

By:	/s/ PAUL W. LOWDEN

Paul W. Lowden, President

Address:	3993 Howard Hughes Parkway, Suite #630 Las Vegas, Nevada 89109 Attention: President

LENDER: COLONIAL BANK

By:	/s/ TIM KINSEY

Name:	Tim Kinsey
Its:	Vice President

Address:	4670 South Forth Apache, Suite #250 Las Vegas, Nevada 89147

EXHIBIT “A”

Legal Description of Property

The land referred to herein is situated in the State of Nevada, County of CLARK, described as follows:

Being a portion of the Northeast Quarter (NE 1/4) of Section 9 and a portion of the Northwest (NW 1/4) of the Northwest Quarter (NW 1/4) of Section 10, Township 21 South, Range 61 East, M.D.M., Clark County, Nevada, described as follows:

COMMENCING at the Northeast Corner (NE Cor) of the Northeast Quarter (NE 1/4) of said Section 9; thence South 04°43’06” East along the East Line of said Section 9, a distance of 896.80 feet to a point, said point being the Northeast Corner (NE Cor) of that certain parcel of land conveyed by HOTEL SECURITIES CO. to EL RANCHO VEGAS by Corporation Deed recorded March 20, 1945 shown as Document No. 194417, Clark County, Nevada Official Records, said point also being the POINT OF BEGINNING; thence South 87°12’23” East parallel to the North Line of said Section 9 a distance of 342.86 feet to the West Line of Paradise Road; thence South 00°14’47” West along said West Line of Paradise Road, a distance of 868.44 feet; thence North 87°12’23” West parallel to the North Line of said Section 9, a distance of 1572.55 feet to the East line of Las Vegas Boulevard South; thence North 28°00’00” East along said East line of Las Vegas Boulevard South, a distance of 958.89 feet; thence South 87°12’23” East parallel to the North Line of said Section 9, a distance of 782.72 feet to the POINT OF BEGINNING.